                                                                EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Summary Selected Combined Financial Information," "Selected Combined Financial Data" and "Experts" and to the use of our reports indicated below in this Registration Statement (Form S-11) and related Prospectus of Equity Office Properties Trust for the registration of shares of its common stock.



           Financial Statements                         Date of Auditors Report
           --------------------                         -----------------------
Balance sheet of Equity Office Properties Trust             April 28, 1997
as of December 31, 1996

Combined balance sheets of Equity Office
Predecessors as of December 31, 1996 and 1995 and
the related combined statements of operations,
owners' equity and cash flows for each of three
years in the period ended December 31, 1996                 March 25, 1997

Statement of Revenue and Certain Expenses of
Promenade II for the year ended December 31, 1995           December 17, 1996

Statement of Revenue and Certain Expenses of Two
California Plaza for the year ended December 31, 1995       January 15, 1997

Statement of Revenue and Certain Expenses of BP Tower
for the year ended December 31, 1995                        November 8, 1996

Statement of Revenue and Certain Expenses of SunTrust
Center for the year ended December 31, 1995                 December 6, 1996

Statement of Revenue and Certain Expenses of Reston
Town Center for the year ended December 31, 1995            November 19, 1996

Statement of Revenue and Certain Expenses of Colonnade I
for the period from January 1, 1996 to December 4, 1996         April 16, 1997

Statement of Revenue and Certain Expenses of 177 Broad
Street for the year ended December 31, 1996                     March 28, 1997

Statement of Revenue and Certain Expenses of Preston
Commons for the year ended December 31, 1996                    April 16, 1997

Statement of Revenue and Certain Expenses of Oakbrook
Terrace Tower for the year ended December 31, 1996              May 30, 1997

Statement of Revenue and Certain Expenses of One
Maritime Plaza for the year ended December 31, 1996             June 6, 1997

Statement of Revenue and Certain Expenses of 201
Mission Street for the year ended December 31, 1996             April 30, 1997

Statement of Revenue and Certain Expenses of 30
N. LaSalle for the year ended December 31, 1996                 June 13, 1997






                                                Ernst & Young LLP


Chicago, Illinois
June 20, 1997